Exhibit 99.2

GLOBAL MEDICAL REIT INC.

Overview to Unaudited Pro Forma Consolidated Financial Statements

Global Medical REIT Inc. (the “Company,” “our,” “we”) is a Maryland corporation engaged primarily in the acquisition of licensed, state-of-the-art, purpose-built healthcare facilities and the leasing of these facilities to strong clinical operators with leading market share.

The accompanying unaudited pro forma consolidated financial statements have been derived from our historical consolidated financial statements. The unaudited pro forma consolidated balance sheet as of March 31, 2018 is presented to reflect pro forma adjustments as if the Company’s acquisition on April 19, 2018 of a portfolio of four medical office buildings located in Belpre, Ohio (collectively the “Belpre Portfolio”), was completed on March 31, 2018. The unaudited pro forma consolidated statements of operations for the three months ended March 31, 2018 and the twelve months ended December 31, 2017 are presented as if the acquisition of the Belpre Portfolio on April 19, 2018 was completed on January 1, 2017. The unaudited pro forma consolidated statements of operations have also been adjusted to reflect the pro forma results of operations of the facilities that we acquired during the year ended December 31, 2017 and during the three months ended March 31, 2018, reflecting the pro forma operations of these acquisitions from the period January 1, 2017 through the respective dates of acquisition (refer to the “Previously Disclosed Acquisitions” columns).

The following unaudited pro forma consolidated financial statements should be read in conjunction with (i) our historical unaudited consolidated financial statements as of March 31, 2018 and for the three months ended March 31, 2018, (ii) our audited consolidated financial statements as of December 31, 2017 and for the twelve months ended December 31, 2017, (iii) the “Cautionary Note Regarding Forward-Looking Statements” contained in those filings, and (iv) the “Risk Factors” sections contained in those filings.

We have based the unaudited pro forma adjustments on available information and assumptions that we believe are reasonable. The following unaudited pro forma consolidated financial statements are presented for informational purposes only and are not necessarily indicative of what our actual consolidated financial position would have been as of March 31, 2018 assuming the transactions and adjustments reflected therein had been consummated on March 31, 2018 and what our actual consolidated results of operations would have been for the three months ended March 31, 2018 and the twelve months ended December 31, 2017 assuming the transactions and adjustments reflected therein had been completed on January 1, 2017, and additionally are not indicative of our consolidated future financial condition, results of operations, or cash flows, and should not be viewed as indicative of our future consolidated financial condition, results of operations, or cash flows.

GLOBAL MEDICAL REIT INC.

Pro Forma Consolidated Balance Sheet

(unaudited and in thousands, except par values)

	As of March 31, 2018
	Historical (a)	Pro Forma Adjustments		Pro Forma
Investment in real estate:
Land	$52,301	3,023	(b)	$55,324
Building	436,185	50,506	(b)	486,691
Site improvements	5,590	971	(b)	6,561
Tenant improvements	9,201	2,992	(b)	12,193
Acquired lease intangible assets	34,034	7,162	(b)	41,196
	537,311	64,654		601,965
Less: accumulated depreciation and amortization	(17,420)	-		(17,420)
Investment in real estate, net	519,891	64,654		584,545
Cash and cash equivalents	3,351	(950)	(c)	2,401
Restricted cash	4,050	-		4,050
Tenant receivables	1,253	-		1,253
Escrow deposits	2,508	-		2,508
Deferred assets	5,171	-		5,171
Deferred financing costs, net	3,105	-		3,105
Other assets	527	(330)	(d)	197
Total assets	$539,856	63,374		$603,230

Liabilities and Stockholders’ Equity

Liabilities:
Revolving credit facility	$229,150	58,000	(c)	$287,150
Notes payable, net of unamortized discount of $898 at March 31, 2018	38,577	-		38,577
Accounts payable and accrued expenses	4,125	-		4,125
Dividends payable	5,826	-		5,826
Security deposits and other	4,912	-		4,912
Due to related parties, net	1,035	-		1,035
Acquired lease intangible liability, net	1,488	632	(b)	2,120
Total liabilities	285,113	58,632		343,745
Stockholders' equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; 3,105 issued and outstanding at March 31, 2018 (liquidation preference of $77,625 at March 31, 2018)	74,959	-		74,959
Common stock $0.001 par value, 500,000 shares authorized; 21,631 shares issued and outstanding at March 31, 2018	22	-		22
Additional paid-in capital	205,788	-		205,788
Accumulated deficit	(38,349)	-		(38,349)
Total Global Medical REIT Inc. stockholders’ equity	242,420	-		242,420
Noncontrolling interest	12,323	4,742	(c)	17,065
Total stockholders' equity	254,743	4,742		259,485
Total liabilities and stockholders' equity	$539,856	63,374		$603,230

The accompanying notes are an integral part of this unaudited pro forma consolidated financial statement.

GLOBAL MEDICAL REIT INC.

Pro Forma Consolidated Statement of Operations

(unaudited and in thousands, except per share amounts)

	For the Three Months Ended March 31, 2018
	Historical (a)	Previously Disclosed Acquisitions (b)	Historical plus Previously Disclosed Acquisitions	Belpre Portfolio Pro Forma		Pro Forma
Revenue
Rental revenue	$10,488	1,032	11,520	1,232	(c)	$12,752
Expense recoveries	1,068	34	1,102	8	(d)	1,110
Other income	8	-	8	-		8
Total revenue	11,564	1,066	12,630	1,240		13,870

Expenses
Acquisition fees	117	-	117	-		117
General and administrative	1,005	-	1,005	-		1,005
Operating expenses	1,105	34	1,139	8	(d)	1,147
Management fees – related party	1,081	-	1,081	-		1,081
Depreciation expense	2,906	276	3,182	339	(e)	3,521
Amortization expense	765	92	857	187	(f)	1,044
Interest expense	2,684	376	3,060	555	(g)	3,615
Total expenses	9,663	778	10,441	1,089		11,530

Net income	$1,901	288	2,189	151		$2,340
Less: Preferred stock dividends	(1,455)	-	(1,455)	-		(1,455)
Less: Net income attributable to noncontrolling interests	(35)	(22)	(57)	(12)		(69)
Net income attributable to common stockholders	411	266	677	139		816

Net income attributable to common stockholders per share – basic and diluted	$0.02					$0.04

Weighted average shares outstanding – basic and diluted	21,631					21,631

‘The accompanying notes are an integral part of this unaudited pro forma consolidated financial statement.

GLOBAL MEDICAL REIT INC.

Pro Forma Consolidated Statement of Operations

(unaudited and in thousands, except per share amounts)

	For the Year Ended December 31, 2017
	Historical (a)	Previously Disclosed Acquisitions (b)	Historical plus Previously Disclosed Acquisitions	Belpre Portfolio Pro Forma		Pro Forma
Revenue
Rental revenue	$28,511	18,310	46,821	4,928	(c)	$51,749
Expense recoveries	1,712	1,267	2,979	30	(d)	3,009
Other income	121	-	121	-		121
Total revenue	30,344	19,577	49,921	4,958		54,879

Expenses
Acquisition fees	2,523	-	2,523	-		2,523
General and administrative	5,489	-	5,489	-		5,489
Operating expenses	1,860	1,267	3,127	30	(d)	3,157
Management fees – related party	3,123	-	3,123	-		3,123
Depreciation expense	7,929	4,846	12,775	1,355	(e)	14,130
Amortization expense	2,072	1,364	3,436	750	(f)	4,186
Interest expense	7,435	4,797	12,232	2,209	(g)	14,441
Total expenses	30,431	12,274	42,705	4,344		47,049

Net (loss) income	$(87)	7,303	7,216	614		$7,830
Less: Preferred stock dividends	(1,714)	-	(1,714)	-		(1,714)
Less: Net loss (income) attributable to noncontrolling interests	49	(199)	(150)	(17)		(167)
Net (loss) income attributable to common stockholders	(1,752)	7,104	5,352	597		5,949

Net (loss) income attributable to common stockholders per share – basic and diluted	$(0.09)					$0.30

Weighted average shares outstanding – basic and diluted	19,617					19,617

The accompanying notes are an integral part of this unaudited pro forma consolidated financial statement.

GLOBAL MEDICAL REIT INC.

Notes to the Unaudited Pro Forma Consolidated Financial Statements

Note 1 — Overview of Unaudited Pro Forma Consolidated Financial Statements

The accompanying unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statements of operations for Global Medical REIT Inc. (the “Company”) presents the pro forma impact of the acquisition of a portfolio of four medical office buildings located in Belpre, Ohio (collectively the “Belpre Portfolio”). The unaudited pro forma consolidated statements of operations have also been adjusted to reflect the pro forma results of operations of the facilities that the Company acquired during the year ended December 31, 2017 and during the three months ended March 31, 2018, reflecting the pro forma operations of these acquisitions from the period January 1, 2017 through the respective dates of acquisition (refer to the “Previously Disclosed Acquisitions” columns). On April 19, 2018, the Company, through a wholly-owned subsidiary of Global Medical REIT L.P., the Company’s operating partnership (the “OP”) acquired the Belpre Portfolio and assumed the sellers’ interest, as lessor, in four triple-net leases (collectively, the “Belpre Portfolio Leases”) with Marietta Memorial Hospital, a subsidiary of Memorial Health System. The Belpre Portfolio Leases have a weighted average remaining lease term of approximately 11.35 years, with each of the Belpre Portfolio Leases containing three, five-year tenant renewal options. The aggregate purchase price for the Belpre Portfolio was $64.2 million, $5.5 million of which was paid in the form of common units (“OP Units”) in the Company’s OP.

Unaudited Pro Forma Consolidated Balance Sheet

The accompanying unaudited pro forma consolidated balance sheet assumes the acquisition was completed on March 31, 2018. Pro forma adjustments include only adjustments that give effect to events that are (1) directly attributable to the transaction and (2) factually supportable regardless of whether they have a continuing impact or are nonrecurring.

All pro forma adjustments are presented on the face of the accompanying unaudited pro forma consolidated balance sheet.

Unaudited Pro Forma Consolidated Statements of Operations

The accompanying unaudited pro forma consolidated statement of operations for the three months ended March 31, 2018 and the year ended December 31, 2017, assumes the acquisition of the Belpre Portfolio and all “Previously Disclosed Acquisitions” were completed on January 1, 2017 and the effect of all adjustments are computed through the end of the three and twelve-month periods presented. Pro forma adjustments include only adjustments that give effect to events that are (1) directly attributable to the transaction, (2) expected to have a continuing impact on the registrant, and (3) factually supportable.

All pro forma adjustments are presented on the face of the accompanying unaudited pro forma consolidated statements of operations for each period presented.

Note 2 — Unaudited Pro Forma Consolidated Balance Sheet Adjustments

(a)	This column represents the historical amounts contained in the Company’s consolidated balance sheet as of March 31, 2018 as presented in its Form 10-Q as of March 31, 2018.

(b)	Represents the preliminary fair value purchase price allocation of the tangible and intangible assets and intangible liability acquired in connection with the acquisition of the Belpre Portfolio.

(c)	Represents the following funding sources utilized for the acquisition of the Belpre Portfolio (1) cash paid from the Company’s available cash on hand, (2) borrowings received from the revolving credit facility, and (3) equity issued from the Company’s wholly owned subsidiary operating partnership that were valued at $7.76 per unit, the Company’s closing stock price on April 19, 2018, the date the Belpre Portfolio was acquired.

(d)	Represents capitalized pre-acquisition costs related to the Belpre Portfolio that are removed from “other assets” commensurate with the completed acquisition and included in the allocated tangible and intangible assets acquired.

Note 3 — Unaudited Pro Forma Consolidated Statement of Operations Adjustments – Three Months Ended March 31, 2018

(a)	This column represents the historical amounts contained in the Company’s consolidated statement of operations for the three months ended March 31, 2018 as presented in its Form 10-Q for the quarter ended March 31, 2018.

(b)	This column presents the results of operations for acquisitions that were completed during the three months ended March 31, 2018 as if the acquisitions occurred on January 1, 2017. The facilities acquired and the related acquisition completion dates are listed in the table below:

2018 Acquisitions:

Facility	Date Acquired	Facility	Date Acquired
Moline / Silvis	January 24, 2018	Dallas	March 1, 2018
Freemont	February 9, 2018	Orlando	March 22, 2018
Gainesville	February 23, 2018

(c)	Represents rental revenue earned on the Belpre Portfolio Leases using the straight-line basis over the terms of the leases.

(d)	Represents expense recoveries related to tenant reimbursement of real estate taxes, insurance, and certain other operating expenses. We recognize these reimbursements on a gross basis meaning there is an equal impact on revenue and expense.

(e)	Represents depreciation expense incurred on the buildings using an estimated remaining useful life of 45 years, on the site improvements over their estimated remain life of 10 years, and on the tenant improvements over the remaining lease term of approximately 11.35 years.

(f)	Represents amortization expense incurred on the acquired lease intangible assets computed over the remaining lease term of approximately 11.35 years.

(g)	Represents interest expense incurred on the borrowings from the revolving credit facility used to fund the acquisition at an interest rate of approximately 3.7%, as well as the amortization of the related deferred financing costs.

Note 4 — Unaudited Pro Forma Consolidated Statement of Operations Adjustments – Year Ended December 31, 2017

(a)	This column represents the historical amounts contained in the Company’s consolidated statement of operations for the year ended December 31, 2017 as presented in its Form 10-K for the year ended December 31, 2017.

(b)	This column presents the results of operations for acquisitions that were completed during year ended December 31, 2017 and the three months ended March 31, 2018 as if the acquisitions occurred on January 1, 2017. The facilities acquired and the related acquisition completion dates are listed in the table below:

2018 Acquisitions:

Facility	Date Acquired	Facility	Date Acquired
Moline / Silvis	January 24, 2018	Dallas	March 1, 2018
Freemont	February 9, 2018	Orlando	March 22, 2018
Gainesville	February 23, 2018

2017 Acquisitions:

Facility	Date Acquired	Facility	Date Acquired
Cape Coral	January 10, 2017	Sandusky	August 15, 2017
Lewisburg	January 12, 2017	Lubbock	August 18, 2017
Las Cruces	February 1, 2017	Germantown	August 30, 2017
Prescott	February 9, 2017	Austin	September 25, 2017
Clermont	March 1, 2017	Fort Worth	November 10, 2017
Sandusky	March 10, 2017	Albertville	November 10, 2017
Great Bend	March 31, 2017	Moline	November 10, 2017
Oklahoma City	March 31, 2017	Lee’s Summit	December 18, 2017
Sandusky	April 21, 2017	Amarillo	December 20, 2017
Flower Mound	June 27, 2017	Wyomissing	December 21, 2017
Brockport	June 27, 2017	Saint George	December 22, 2017
Sherman	June 30, 2017

(c)	Represents rental revenue earned on the Belpre Portfolio Leases using the straight-line basis over the terms of the leases.

(d)	Represents expense recoveries related to tenant reimbursement of real estate taxes, insurance, and certain other operating expenses. We recognize these reimbursements on a gross basis meaning there is an equal impact on revenue and expense.

(e)	Represents depreciation expense incurred on the buildings using an estimated remaining useful life of 45 years, on the site improvements over their estimated remain life of 10 years, and on the tenant improvements over the remaining lease term of approximately 11.35 years.

(f)	Represents amortization expense incurred on the acquired lease intangible assets computed over the remaining lease term of approximately 11.35 years.

(g)	Represents interest expense incurred on the borrowings from the revolving credit facility used to fund the acquisition at an interest rate of approximately 3.7%, as well as the amortization of the related deferred financing costs.

GLOBAL MEDICAL REIT INC.

Pro Forma Statement of Taxable Operating Results and Cash to be Made Available by Operations

(unaudited and in thousands)

The following represents an estimate of the taxable operating results and cash to be made available by operations of the Company based upon the unaudited pro forma consolidated statement of operations for the year ended December 31, 2017. These estimated results do not purport to represent the results of operations for the Company in the future and were prepared based on the assumptions outlined in the unaudited pro forma consolidated statement of operations, which should be read in conjunction with this statement.

Net income attributable to common stockholders	$5,949
Net book depreciation in excess of tax depreciation	704
Net book amortization in excess of tax amortization	2,142
Tax expenditures capitalized in excess of book expenditures	2,359
Other book / tax differences	(432)
Estimated taxable operating income	10,722

Adjustments:
Depreciation	14,130
Net book depreciation in excess of tax depreciation	(704)
Amortization	4,186
Net book amortization in excess of tax amortization	(2,142)
Estimated cash to be made available from operations	$26,192